Exhibit 99.B(d)(27)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC
Dated December 4, 2018, as amended September 17, 2021 and March 27, 2023

SEI INSTITUTIONAL INVESTMENTS TRUST

Small/Mid Cap Equity Fund
Small Cap II Fund
Large Cap Disciplined Equity Fund
Large Cap Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Copeland Capital Management, LLC
Dated December 4, 2018, as amended September 17, 2021 and March 27, 2023

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small/Mid Cap Equity Fund	[REDACTED]
Small Cap II Fund	[REDACTED]
Large Cap Disciplined Equity Fund	[REDACTED]
Large Cap Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		Copeland Capital Management, LLC

By:	/s/ James Smigiel	By:	/s/ Sofia A. Rosala

Name:	James Smigiel	Name:	Sofia A. Rosala

Title:	Chief Investment Officer	Title:	General Counsel and CCO

2